UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM 8-K

____________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2020

____________________________________________

UBER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

____________________________________________

Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1455 Market Street, 4th Floor

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

 ____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 21, 2020, Uber Technologies, Inc. (“Uber”) completed the divestiture of its food delivery business in India (“Uber Eats India”) pursuant to an asset transfer agreement between Uber, Uber’s wholly-owned subsidiary, Uber India Systems Private Limited (“Seller”), and Zomato Media Private Limited (“Zomato”). Zomato acquired all of Seller’s right, title and interest in Uber Eats India in exchange for (i) compulsorily convertible cumulative preference shares of Zomato convertible into ordinary shares representing, when converted, 9.99% of the total voting capital of Zomato and (ii) approximately $35 million in cash for reimbursement by Zomato of goods and services tax.

Item 2.02	Results of Operations and Financial Condition.

Selected unaudited quarterly condensed statements of operations data, key metrics and non-GAAP financial measures for Uber Eats India for each of the three quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 are furnished as Exhibit 99.1 of this Current Report on Form 8-K and are incorporated herein by reference.

"Today, we announced the sale of our Uber Eats business in India to Zomato. It is another proof point - following our decision to exit Uber Eats South Korea in October 2019 - of our commitment to take a hard look at Eats markets where we do not have a path to leadership," said Nelson Chai, CFO. "At least some of the investment that we would have otherwise made in India will now be redeployed to other countries we serve where we believe we have a clear path to #1 or #2. We expect Uber Eats India's adjusted EBITDA performance in Q4 2019 to be comparable to Q3 2019's. We look forward to providing further financial details on our Q4 2019 earnings call."

This Form 8-K contains forward-looking statements regarding our future business expectations which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as "anticipate," "expect," "will," or "would" or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: our strategy, competition, managing our growth and corporate culture, financial performance, investments in new products or offerings, our ability to attract drivers, consumers and other partners to our platform, our brand and reputation and other legal and regulatory developments. In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on May 13, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. All information provided in this Form 8-K is as of the date hereof and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this Form 8-K, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following unaudited pro forma financial information of Uber is included as Exhibit 99.2 of this Current Report on Form 8-K and is incorporated herein by reference:

(i) Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2019 and the fiscal year ended December 31, 2018.

(ii) Unaudited pro forma condensed consolidated balance sheet as of September 30, 2019.

(iii) Notes to the unaudited pro forma condensed consolidated financial statements.

(d) Exhibits.

Exhibit No.	Description

99.1	Unaudited Quarterly Supplemental Information of Uber Eats India.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of Uber Technologies, Inc.

104	The cover page of this Current Report on Form 8-K is formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Date: January 21, 2020	By: /s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer